SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x] Preliminary Proxy Statement           [ ] Confidential, For Use of
                                              the Commission Only (as
                                              permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMPUTER PRODUCTS, INC.
  ----------------------------------------------------------------------------
                (Name Of Registrant As Specified In Its Charter)

  ----------------------------------------------------------------------------
    (Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check appropriate box):

     [x]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------


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     (5) Total fee paid:

         ---------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials:

          --------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:

          --------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement no.:

          --------------------------------------------------------------------

      (3) Filing Party:

          --------------------------------------------------------------------

      (4) Date Filed:

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


                                                                PRELIMINARY COPY

                             COMPUTER PRODUCTS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON WEDNESDAY MAY 6, 1998

To the Stockholders:

         The Annual Meeting of the Stockholders of Computer Products, Inc. (the "Company") will be held on Wednesday, May 6, 1998, at 10:00 A.M., local time, at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida 33434, for the following purposes:

1. To elect 11 directors to hold office until the Annual Meeting of Stockholders in 1999 and until their respective successors have been duly elected and qualified;

2. To consider and act upon a proposal to approve the amendment to the Company's Articles of Incorporation in order to change the Company's name to "Artesyn Technologies, Inc."; and

3. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on March 10, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Company's Annual Meeting of Stockholders (the "Meeting"). Only stockholders of record at the close of business on this date will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

                              By Order of the Board of Directors

                              RICHARD J. THOMPSON
                              Secretary

March __, 1998

      YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE YOUR RIGHT TO VOTE YOUR SHARES IN PERSON.

                                 PROXY STATEMENT

                             COMPUTER PRODUCTS, INC.
                           7900 GLADES ROAD, SUITE 500
                            BOCA RATON, FLORIDA 33434

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 6, 1998

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Computer Products, Inc., a Florida corporation (the "Company"), to be voted at the Company's 1998 Annual Meeting of Stockholders (the "Meeting") and at any adjournment(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Meeting is to be held on Wednesday, May 6, 1998, at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida 33434, at 10:00 A.M., local time.

         The principal executive offices of the Company are located at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434 (telephone no.: 561-451-1000). The enclosed proxy and this Proxy Statement are being sent to stockholders of the Company on or about March __, 1998.

QUORUM; VOTES REQUIRED

         Proxies in the form enclosed with this Proxy Statement are being solicited by, or on behalf of, the Company's Board of Directors. The persons named in the proxy have been designated as proxies by the Company's Board of Directors. If a quorum, consisting of a majority of the outstanding shares of the Company's common stock, $.01 par value per share (the "Common Stock"), is present at the Meeting, in person or by proxy, (i) the nominees for director shall be elected by the affirmative vote of a plurality of the shares present at the Meeting and entitled to vote thereon; (ii) the proposal to amend the Company's Articles of Incorporation in order to change the Company's name to Artesyn Technologies, Inc. shall be approved by the affirmative vote of holders of a majority of the Company's outstanding shares; and (iii) all other matters to come properly before the Meeting shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.

         Abstentions and shares of record held by a broker or nominee ("Broker Shares") that are voted on any matter will be included in determining the existence of a quorum. Broker Shares that are not voted on any matter are treated as shares as to which voting power has been withheld by the beneficial owners of such shares and, therefore, as shares not entitled to vote on the proposal, and will not be included in determining the existence of a quorum. Since the vote required to approve Proposal I is only a plurality of the shares present at the Meeting, non-voted Broker Shares will not have an effect on Proposal I. HOWEVER, SINCE THE VOTE REQUIRED TO APPROVE PROPOSAL II IS A MAJORITY OF THE COMPANY'S OUTSTANDING SHARES, NON-VOTED BROKER SHARES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST PROPOSAL II.

         Shares represented by properly executed proxies re ceived by the Company will be voted at the Meeting in the manner specified therein or, if no specification is made, will be voted (i) "FOR" the election of all the nominees for director named herein; and (ii) "FOR" the proposal to approve the amendment to the Company's Articles of Incorporation in order to change the name of the Company. In the event that any other matters are properly presented at the Meeting for action, the persons named in the proxy will vote the proxies (which confer authority upon them to vote on any such matters) in accordance with their judgment.

REVOCATION AND SOLICITATION

         Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting or by executing another proxy bearing a later date. Attendance by a stockholder at the Meeting does not alone serve to revoke his or her proxy.

         The costs of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail, but, in addition, may be made by directors, officers and employees of the Company, personally or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses, in connection with such solicitations. The Company will reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses in transmitting proxies and related materials to beneficial owners. The Company also has retained D.F. King & Co. to assist in soliciting proxies for a fee of approximately $_____ plus reimbursement of reasonable out-of-pocket expenses.

ANNUAL REPORT

         The Company's Annual Report to Stockholders for the fiscal year ended January 2, 1998 ("fiscal year 1997"), which contains the Company's audited financial statements for fiscal year 1997, is being mailed with this Proxy Statement to all persons who were stockholders of record as of the close of business on March 10, 1998.

RECORD DATE; OUTSTANDING SHARES

         The Board of Directors has fixed the close of business on March 10, 1998 as the record date for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Meeting. At the close of business on that date, an aggregate of __________ shares of Common Stock were issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Meeting. The Company's stockholders do not have cumulative voting rights. The Company has no other class of voting securities entitled to vote at the Meeting.

                               RECENT DEVELOPMENTS

         On December 29, 1997, pursuant to an Agreement and Plan of Merger, dated as of September 2, 1997 (the "Merger Agreement"), between the Company, Zytec Corporation ("Zytec") and CPI Acquisition Corp. (a wholly-owned subsidiary of the Company), CPI Acquisition Corp. merged with and into Zytec with Zytec surviving as a wholly-owned subsidiary of the Company (the "Merger"). Pursuant to the Merger Agreement and the Merger, each outstanding share of Zytec common stock, no par value per share ("Zytec Stock"), was converted into a right to receive 1.33 shares (the "Exchange Ratio") of Common Stock, each outstanding option to purchase Zytec Stock was converted into, utilizing the

Exchange Ratio, an option to purchase shares of Common Stock, the Company's Board of Directors was increased from seven to 11 members and Ronald D. Schmidt, John M. Steel, Lawrence J. Matthews and Dr. Fred C. Lee, each a former director of Zytec, were selected to fill the four newly created vacancies on the Company's Board of Directors.

                           SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of the close of business on March 10, 1998, certain information as to the stockholder which is known by the Company beneficially to own more than 5% of its Common Stock (based solely upon filings by said holder with the Securities and Exchange Commission ("Commission") on Schedule 13D or Schedule 13G pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                                         NUMBER OF
                                          SHARES
NAME AND ADDRESS                        BENEFICIALLY        PERCENT OF
OF BENEFICIAL OWNER                        OWNED(1)        COMMON STOCK
-------------------                     ------------       ------------

Dresdner Bank AG                          3,717,677             -%
Dresdner RCM Global Investors LLC(2)
RCM Limited L.P.(2)
RCM General Corporation(2)
   Four Embarcadero Center
   Suite 2900
   San Francisco, California  94111

---------------

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Dresdner Bank AG ("Dresdner") is the parent holding company of Dresdner RCM Global Investors LLC ("RCM") and may, therefore, be deemed to beneficially own 3,717,677 shares owned by RCM with respect to which Dresdner has neither dispositive nor voting power. RCM is a registered investment advisor which directly and beneficially owns 3,717,677 shares of Common Stock, with sole dispositive power with respect to 3,622,677 of such shares, shared dispositive power with respect to 95,000 shares and with sole voting power with respect to 3,139,432 of such shares. In its capacity as investment adviser, RCM may have discretionary authority to dispose of or to vote securities that are under its management, and as a result may be deemed to beneficially own such securities. RCM Limited L.P. ("RCM Limited") is the managing agent of RCM and RCM General Corporation ("RCM General") is the general partner of RCM Limited. RCM Limited and RCM General may be deemed to have beneficial ownership of the securities beneficially owned by RCM.

OWNERSHIP BY MANAGEMENT

         The following table sets forth, as of the close of business on March 10, 1998, certain information concerning beneficial ownership of the Common Stock of the Company by each nominee for election as a director of the Company (all of whom are presently directors), the Named Executives (as defined below), and all directors and current executive officers as a group (based solely upon information furnished by such persons):

                                     NUMBER OF SHARES
                                       BENEFICIALLY     PERCENT OF
NAME                                   OWNED (1)(2)    COMMON STOCK
----                                   ------------    ------------

Ronald D. Schmidt...................   1,184,835(3)        ____%
Lawrence J. Matthews................      1,066,029        ____%
John M. Steel.......................   1,007,615(4)        ____%
Joseph M. O'Donnell.................        700,785        ____%
Bert Sager..........................        361,259(5)       *
Richard J. Thompson.................        281,180          *
Phillip A. O'Reilly.................        151,721          *
Louis R. DeBartelo..................         90,015          *
Robert J. Aebli.....................         71,224          *
Edward S. Croft, III................         56,081          *
Ervin F. Kamm, Jr...................         53,256          *
Stephen A. Ollendorff...............         50,000          *
Fred C. Lee.........................         41,104          *
Lewis Solomon.......................         30,000          *
A. Eugene Sapp, Jr..................          2,000          *
Directors and
   current executive officers as
   a group (20 persons).............      5,449,558        ____%

-----------
*     Represents less than 1%.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(2) Includes the following shares subject to currently exercisable options and/or that may be acquired upon the exercise of options within 60 days of March 10, 1998: Mr. O'Donnell-625,865; Mr. Sager-103,014; Mr.
      Thompson-255,312; Mr. O'Reilly-101,721; Mr. Ollendorff-46,900; Mr. Croft-50,000; Mr. DeBartelo-76,066;

      Mr. Aebli-57,500; Mr. Solomon-25,000; Mr. Kamm-53,199; and all directors and current executive officers as a group (20 persons)- 1,480,697.

(3) Includes 2,926 shares which are owned of record by Mr. Schmidt's wife, with respect to which Mr. Schmidt disclaims beneficial ownership.

(4) Includes 266,000 shares which are owned of record by Mr. Steel's wife, with respect to which Mr. Steel disclaims beneficial ownership.

(5) Includes 30,388 shares which are beneficially owned by Mr. Sager's wife as trustee under a trust for Mrs. Sager's mother, with respect to which Mr. Sager disclaims beneficial ownership.

SECTION 16(A) REPORTING

         Pursuant to Section 16(a) of the Exchange Act, directors and executive officers of the Company and beneficial owners of greater than 10% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission in respect of their ownership of Company securities. The Company believes that during fiscal year 1997, all such required reports were accurately and timely filed.

                        PROPOSAL I: ELECTION OF DIRECTORS

         The entire Board of Directors is to be elected at the Meeting. The Company's By-laws provide that the maximum number of directors is 12 with the exact number to be fixed by the Board of Directors. By resolution of the Board of Directors, the number of directors has been set at 11. The 11 persons listed below, all of whom have consented to being named in this Proxy Statement and to serving if elected, have been nominated to serve as directors of the Company until the annual meeting of stockholders to be held in 1999 and until their respective successors have been duly elected and qualified. All of the nominees are currently directors of the Company. Messrs. O'Donnell, Sager, Croft, Ollendorff, O'Reilly and Solomon were elected by the stockholders at the Company's 1997 Annual Meeting of Stockholders, Mr. Sapp was appointed to the Board of Directors in July 1997 to fill a vacancy resulting from an increase in the number of directors by the Board of Directors and Messrs. Schmidt, Steel and Matthews and Dr. Lee, former directors of Zytec, were appointed to the Board of Directors to fill vacancies resulting from an increase in the number of directors by the Board of Directors in connection with the Merger.

         Proxies in the accompanying form will be voted at the Meeting in favor of the election of each of the nominees listed on the accompanying form of proxy, unless authority to do so is withheld as to an individual nominee or nominees or all nominees as a group. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the unexpected event that any of such nominees should become unable to, or for good reason will not, serve as a director, proxies may be voted for the election of substitute nominees. Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote thereon who are present at the Meeting in person or by proxy.

      Set forth below is certain information with respect to each nominee for election as a director of the Company at the Meeting (based solely upon information furnished by such persons):

                        AGE     YEAR OF FIRST       PRINCIPAL OCCUPATIONS
                      (AS OF    ELECTION AS A      DURING PAST FIVE YEARS;
NAME                 3/10/98)      DIRECTOR          OTHER DIRECTORSHIPS
----                 --------   --------------  -------------------------------

Joseph M. O'Donnell     51           1994       Since December 29, 1997, the
(4)                                             effective date of the Merger
                                                (the "Effective Date"),
                                                Co-Chairman of the Board of
                                                Directors of the Company; from
                                                February 1997 to December 29,
                                                1997, Chairman and since July
                                                1994, Chief Executive Officer
                                                and President of the Company;
                                                from March 1994 to June 1994 and
                                                from October 1992 to September
                                                1993, Managing Director of
                                                O'Donnell Associates, a
                                                consulting firm; from October
                                                1993 to February 1994, Chief
                                                Executive Officer of Savin
                                                Corporation, an office products
                                                distributor; director of Boca
                                                Research, Inc., a manufacturer
                                                of data communications,
                                                multimedia and networking
                                                products; and director of V-Band
                                                Corporation, a manufacturer of
                                                computer systems.

                       AGE     YEAR OF FIRST        PRINCIPAL OCCUPATIONS
                     (AS OF    ELECTION AS A        DURING PAST FIVE YEARS;
NAME                 3/10/98)     DIRECTOR           OTHER DIRECTORSHIPS
----                 --------  --------------   ------------------------------
Ronald D. Schmidt      61           1997        Since the Effective Date,
                                                Co-Chairman of the Board of
                                                Directors of the Company; from
                                                January 1984 to December 29,
                                                1997, an executive officer and
                                                director of Zytec including
                                                Chairman of the Board and Chief
                                                Executive Officer.

Bert Sager             72           1968        Since 1949, a practicing
(1) (2) (3)                                     attorney; director of Acorn
                                                Holding Corp., a manufacturer
                                                of microcrystalline silicon
                                                wafers; and director of
                                                Windmere-Durable Hold ings,
                                                Inc., a manufacturer of personal
                                                care products.

Edward S. Croft, III   55           1980        Since August 1996, Managing
(1) (3)                                         Director of Croft & Bender LLC,
                                                an investment banking and
                                                strategic financial ad visory
                                                firm; from April 1996 to August
                                                1996, President of Croft & Co.,
                                                a financial advisory firm; for
                                                more than five years prior to
                                                April 1996, Managing Director of
                                                The Robinson-Humphrey Com pany,
                                                Inc., an investment banking
                                                firm; director of Acorn Holding
                                                Corp.; and director of Just for
                                                Feet, Inc., an athletic footwear
                                                retailer.

Stephen A. Ollendorff  59           1984        Practicing attorney for more
(1) (3) (4)                                     than the past five years; since
                                                December 1990, Of Counsel to
                                                Hertzog, Calamari & Gleason;
                                                from 1983 to present, Vice
                                                President, then President, then
                                                Chair man and Chief Executive Of
                                                ficer and director of Acorn
                                                Holding Corp.

Phillip A. O'Reilly    71           1988        For more than the past five
(1) (2) (3)                                     years, retired executive.

                        AGE      YEAR OF FIRST       PRINCIPAL OCCUPATIONS
                      (AS OF     ELECTION AS A      DURING PAST FIVE YEARS;
NAME                 3/10/98)      DIRECTOR           OTHER DIRECTORSHIPS
----                 --------    -------------  -------------------------------

Lewis Solomon           64           1995       Since August 1990, Chairman of
(1) (2) (3) (4)                                 G&L of Syosset, Inc., a
                                                financial consulting firm; from
                                                April 1986 to February 1997,
                                                Chairman of Cybernetic Services,
                                                Inc., a servicer of moving
                                                message signs which filed a
                                                petition under Chapter 7 of the
                                                United States Bankruptcy Code in
                                                April 1997; director of
                                                Anadigics, Inc., a manufacturer
                                                of gallium arsenide
                                                semiconductors; director of
                                                Microelectronic Packaging, Inc.,
                                                a semiconductor pack aging
                                                company; and director of
                                                Anacomp, Inc., a manufac turer
                                                of magnetic products.

A. Eugene Sapp, Jr.     61           1997       Since prior to 1990, President,
(1)(3)                                          Chief Operating Officer and
                                                director of SCI Systems, Inc.,
                                                an electronics contract
                                                manufacturer; director of
                                                V-Band Corporation, a
                                                manufacturer of computer
                                                systems.

Lawrence J. Matthews    69           1997       Since the Effective Date of the
                                                Merger, director of the Company;
                                                from January 1984 to December
                                                29, 1997, a director of Zytec;
                                                from January 1984 to May 1993,
                                                Vice President-Engineering and
                                                director of Zytec.

                         AGE     YEAR OF FIRST      PRINCIPAL OCCUPATIONS
                       (AS OF    ELECTION AS A      DURING PAST FIVE YEARS;
NAME                  3/10/98)      DIRECTOR         OTHER DIRECTORSHIPS
----                  --------   -------------  -------------------------------
Dr. Fred C. Lee          52           1997      Since the Effective Date,
                                                director of the Company; from
                                                February 1986 to December 29,
                                                1997, a director of Zytec; since
                                                1977, Professor at Virginia
                                                Polytechnic Institute and State
                                                University ("VPI") and director
                                                of the Virginia Power
                                                Electronics Center at VPI.

John M. Steel            53           1997      Since the Effective Date,
                                                director and Vice President of
                                                the Company; from January 1984
                                                to December 29, 1997, executive
                                                officer and director of Zytec.



(1)  Member of the Audit Committee.
(2)  Member of the Compensation and Stock Option Committee.
(3)  Member of the Nominating Committee.
(4)  Member of the Executive Committee.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE 11 NOMINEES NAMED ABOVE AS DIRECTORS OF THE COMPANY.

BOARD OF DIRECTORS; COMMITTEES OF THE BOARD

         The Company's Board of Directors met nine times during fiscal year 1997 and authorized actions by executing unanimous written consents in lieu of a meeting three times during fiscal year 1997. During fiscal year 1997, no director who was a director for the entire year attended fewer than 75% of the total number of meetings of the Board of Directors and of the committee(s) of the Board on which he served. As of the Effective Date, the Board of Directors increased the size of the Board to 11 and selected Ronald D. Schmidt, Lawrence
J. Matthews, John M. Steel and Dr. Fred C. Lee as members of the Board of Directors and further selected Ronald D. Schmidt as Co-Chairman of the Board of

Directors. The Board of Directors has established four standing committees, consisting of a Compensation and Stock Option Committee, an Audit Committee, a Nominating Committee and an Executive Committee. The following are the current functions of such committees.

         The Compensation and Stock Option Committee, which held four meetings during fiscal year 1997, sets and approves salary levels of all corporate officers and has primary responsibility for the administration of the Company's 1990 Performance Equity Plan (the "Performance Plan"), including the granting of options thereunder. See "Compensation and Stock Option Committee Report on Executive Compensation" below. This committee also administers the Company's 1996 Employee Stock Purchase Plan. The Chairman of this committee is Phillip A. O'Reilly.

         The Audit Committee, which held two meetings during fiscal year 1997, reviews the internal and external audit functions of the Company and makes recommendations to the Board of Directors with respect thereto. It also has primary responsibility for the formulation and development of the auditing policies and procedures of the Company and for making recommendations to the Board of Directors with respect to the selection of the Company's independent auditing firm. The Chairman of this committee is Edward S. Croft, III.

         The Nominating Committee, which held two meetings during fiscal year 1997, recommends nominees to fill vacancies on the Board of Directors and considers responsible recommendations by the Company's stockholders of candidates to be nominated as directors of the Company. The Nominating Committee met early in 1998 to discuss and recommend the current nominees to the Board. All recommendations of candidates by stockholders must be in writing and addressed to the Secretary of the Company. By accepting a stockholder recommendation for consideration, the Nominating Committee does not undertake to adopt or take any other action concerning the recommendation or to give the proponent thereof its reasons for any action or failure to act. The Chairman of this committee is Bert Sager.

         The Executive Committee, which held no meetings during fiscal year 1997 was established by the Board of Directors in October 1997. Messrs. O'Donnell, Ollendorff and Solomon were appointed to serve on this committee on November 26,

1997. The committee is allowed to exercise all the powers and authority of the full Board of Directors in the management of the Company except as such authority may be limited by the Florida Business Corporation Act or other applicable law. The Chairman of this committee is Joseph O'Donnell.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation and Stock Option Committee consists of Bert Sager, Lewis Solomon and Phillip A. O'Reilly. None of the committee members are executive officers or employees of the Company. None of the executive officers of the Company serves or has served on the board of directors or on the compensation committee of any other entity, any of whose officers served on the Board of Directors of the Company.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company ("Out side Directors") are compensated for their services by pay ment of an annual fee of $24,000 plus $1,500 per day for each Board of Directors meeting attended and $750 per day for each committee meeting attended (and an additional $250 per day for each committee meeting at which such person acted as chairman) with a maximum payment of $2,500 per day for attendance at meetings of the Board of Directors and as chairman at meetings of committees of the Board of Directors.

         During fiscal year 1997, options to purchase 10,000 shares of Common Stock were granted by the Company to each of the Outside Directors of the Company at an exercise price equal to the fair market value of the Company's Common Stock on such date pursuant to the Company's Outside Directors' Plan. Under such plan, each Outside Director is granted an option, exercisable over 10 years, to purchase 10,000 shares of Common Stock each time that such person is elected or re-elected by the stockholders to serve as a director of the Company provided that such Outside Director owns certain amounts of Common Stock.

         An Outside Director who had served as a director prior to August 15, 1996, and serves as a director for five or more years is entitled to receive certain annual benefits under the Company's Outside Directors' Retirement Plan. The annual benefits commence on the later of such Outside Director's retirement from the Board of Directors or attainment of age 70 and continue for a number of years equal to the number of years the Outside Director served on the Company's Board of Directors. Effective January 1, 1998, the base amount of such benefit is $12,000, adjusted pursuant to a cost of living index to each Outside Director's particular retirement date. Once a director has begun to receive the benefits as so adjusted, no further adjustments will be made for the remainder of the period of time such Outside Director receives the benefit.

CERTAIN TRANSACTIONS

         Mr. Ollendorff, a director of the Company, is Of Counsel to the law firm of Hertzog, Calamari & Gleason which acts as counsel for the Company and which received fees in fiscal year 1997 equal to $717,911 for various legal services rendered to the Company.

         Mr. Croft, a director of the Company, is currently Managing Director of Croft & Bender LLC which provided certain financial advisory services to the Company in fiscal year 1997.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information for the fiscal years ended January 2, 1998, January 3, 1997 ("fiscal year 1996"), and December 29, 1995 ("fiscal year 1995"), in respect of compensation earned by the Chief Executive Officer and by the other four most highly compensated executive officers (whose salary and bonus earned in fiscal year 1997 exceeded $100,000) of the Company serving at the end of fiscal year 1997 (the "Named Executives").


                                                                                        LONG-TERM
                                            ANNUAL COMPENSATION                        COMPENSATION
                              -------------------------------------------------       --------------

                                                                                       SECURITIES        ALL OTHER
NAME AND                                                    OTHER ANNUAL               UNDERLYING       COMPENSATION
PRINCIPAL POSITION            YEAR  SALARY($) BONUS($)(1)   COMPENSATION($)(2)         OPTIONS(#)(3)         ($)
------------------            ----  --------- --------      -------------------        -------------    ------------
Joseph M. O'Donnell           1997   376,539   409,117            -0-                      74,000        30,250 (4)
Co-Chairman, Chief            1996   344,615   238,427            -0-                     154,965        27,751 (4)
Executive Officer and         1995   270,770   231,615        268,375 (5)                 106,900        28,333 (4)
President

Richard J. Thompson           1997   186,154   140,639            -0-                      44,000        12,486 (6)
Vice President-Finance        1996   170,449    99,305            -0-                      72,312         9,371 (6)
Chief Financial Officer and   1995   156,966   107,823            -0-                      50,000        10,626 (6)
Secretary

Louis R. DeBartelo            1997   205,846    44,293            -0-                      37,500        15,398 (7)
President-Power Conversion    1996   194,739    61,736            -0-                      51,066        12,619 (7)
North America                 1995   176,000    73,441            -0-                      50,000        11,907 (7)

Robert J. Aebli               1997   157,000   133,230            -0-                      15,000        16,837 (8)
President-Communication       1996   156,073    36,741            -0-                      27,500        13,583 (8)
Products                      1995   146,940    36,180            -0-                      21,750        12,644 (8)

Ervin F. Kamm, Jr.            1997  208,122(9)   -0-              -0-                     266,000(10)      2,723 (11)
President-Systems and         1996     N/A       N/A              N/A                       N/A               N/A
Services Group                1995     N/A       N/A              N/A                       N/A               N/A

----------
(1) Includes amounts awarded under the Company's annual Executive Incentive Plan to each of the Named Executives.

(2) Includes only those perquisites which are, in the aggregate, greater than or equal to the lesser of $50,000 or 10% of annual salary and bonus.

(3) Represents options awarded under various stock option plans, including, for Mr. Kamm, under Zytec stock option plans prior to the Merger. See "--Stock Option Grants in Last Fiscal Year."

(4) Includes insurance premiums paid by the Company in the amounts of $20,000, $20,001 and $19,179 with respect to two life insurance policies for the benefit of Mr. O'Donnell, including a whole-life policy and a hybrid policy in fiscal years 1997, 1996 and 1995, respectively. Also includes $5,500, $3,000 and $4,534 in premiums paid by the Company with respect to health insurance for the benefit of Mr. O'Donnell and contributions of $4,750, $4,750 and $4,620 to the Company's 401(k) plan in fiscal years 1997, 1996 and 1995, respectively.

(5) Includes reimbursement for expenses related to Mr. O'Donnell's relocation in the amount of $149,000, reimbursement for the payment of taxes in the amount of $115,975 and a car allowance of $3,400.

(6) Includes contributions in the amounts of $4,750, $4,750 and $4,620 by the Company to the Company's 401(k) plan for the benefit of Mr. Thompson, and also includes insurance premiums in the amounts of $7,736, $4,621 and $6,006 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Thompson in fiscal years 1997, 1996 and 1995, respectively.


                                       14



(7) Includes contributions in the amounts of $4,750, $4,750 and $4,620 by the Company to the Company's 401(k) plan for the benefit of Mr. DeBartelo and insurance premiums in the amounts of $10,648, $7,869 and $7,287 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. DeBartelo in fiscal years 1997, 1996 and 1995, respectively.

(8) Includes contributions in the amounts of $4,750, $4,750 and $4,620 by the Company to the Company's 401(k) plan for the benefit of Mr. Aebli and insurance premiums in the amounts of $12,087, $8,833 and $8,024 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Aebli in fiscal years 1997, 1996 and 1995, respectively.

(9) Mr. Kamm became an executive officer of the Company on the Effective Date. The compensation included in the above table for Mr. Kamm was paid by Zytec which became a wholly-owned subsidiary of the Company pursuant to the Merger.

(10) Represents options awarded under various Zytec stock option plans prior to the Merger as adjusted for the Exchange Ratio.

(11) Includes insurance premiums in the amount of $2,723 paid by Zytec with respect to term life insurance for the benefit of Mr. Kamm prior to the Merger.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning stock options granted to the Named Executives in fiscal year 1997.

                                              PERCENTAGE OF TOTAL
                          NUMBER OF           OPTIONS GRANTED TO       EXERCISE
                     SECURITIES UNDERLYING        EMPLOYEES IN         PRICE PER      EXPIRATION         GRANT DATE
NAME                   OPTIONS GRANTED(#)      FISCAL YEAR(%)(1)(2)    SHARE($)          DATE        PRESENT VALUE($)(3)
----                 ---------------------    ---------------------    ---------      -----------    -------------------

Joseph M. O'Donnell        74,000                 2.6 (11.7)            18.00           5/8/07             512,036
Richard J. Thompson        44,000                 1.6 (6.9)             18.00           5/8/07             304,454
Louis R. DeBartelo         37,500                 1.3 (5.9)             18.00           5/8/07             259,478
Robert J. Aebli            15,000                 0.5 (2.4)             18.00           5/8/07             103,791
Ervin F. Kamm, Jr.        266,000(4)              9.4                    9.59           3/3/03           1,240,292

----------
(1) Represents the percentage of total options granted to employees of the Company and Zytec, as adjusted for the Exchange Ratio, in fiscal year 1997.

(2) Amounts in parentheses represent the percentage of options granted to employees of the Company excluding options granted to employees of Zytec prior to the Merger.

(3) Based upon the Black-Scholes option pricing model adopted for use in valuing executive stock options. The actual value, if any, a Named Executive may realize will depend upon the excess of the market price of the Common Stock over the exercise price on the date the option is exercised. There is, therefore, no assurance that the value realized by a Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based upon certain assumptions which the Company believes are reasonable, such as a risk-free rate of return of 6.2%, stock price volatility of .63, future dividend yield of 0% and expected life of two years. The values do not take into account certain features of the stock plans which may affect such values, such as conditions to exercisability and nontransferability.

                                       15



(4) Represents options awarded under various Zytec stock option plans prior to the Merger as adjusted for the Exchange Ratio.

OPTIONS EXERCISED IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES TABLE

         The following table sets forth information with respect to stock options exercised by the Named Executives in fiscal year 1997 and information with respect to exercisable and non-exercisable stock options held on January 2, 1998 by the Named Executives. The table also includes the value of "in-the-money" stock options which represents the spread between the exercise price of the existing stock options and the year-end trading price of the Common Stock.

                                                    NUMBER OF SECURITIES                   VALUE OF
                                                   UNDERLYING UNEXERCISED          UNEXERCISED IN-THE-MONEY
                                                      OPTIONS HELD AT                  OPTIONS HELD AT
                      SHARES                         JANUARY 2, 1998 (#)            JANUARY 2, 1998(1) ($)
                     ACQUIRED ON     VALUE       ---------------------------      ---------------------------
NAME                  EXRCISE(#)    REALIZED($)  EXERCISABLE/NOT EXERCISABLE      EXERCISABLE/NOT EXERCISABLE
----                ------------    -----------  ---------------------------      ---------------------------
Joseph M. O'Donnell     60,000      1,457,818      546,900         78,965          8,447,744        317,900
Richard J. Thompson     41,000      1,014,455      209,000         46,312          3,001,250        182,620
Louis B. DeBartelo      37,500        645,299       37,500         38,566            210,938        146,598
Robert J. Aebli            -0-            -0-       42,500         15,000            483,206         54,375
Ervin F. Kamm, Jr.         -0-            -0-          -0-        266,000(2)             -0-      3,202,241

----------

(1) Based upon the closing price of the Common Stock on January 2, 1998 of $21.625.

(2) Represents options awarded under various Zytec stock option plans prior to the Merger as adjusted for the Exchange Ratio.

EMPLOYMENT AND TERMINATION ARRANGEMENTS

         On June 29, 1994, the Company and Joseph M. O'Donnell, Co-Chairman, Chief Executive Officer and President of the Company, entered into an employment agreement which provides that Mr. O'Donnell was to receive a base salary at the rate of $250,000 per year for the first year of his employment and $300,000 per year thereafter. The base salary is to be reviewed by the Board of Directors periodically. In addition, the agreement provided that Mr. O'Donnell was eligible to receive an incentive payment each year of employment in an amount equal to up to 50% of his base salary for such year, payable 50% in cash and 50% in stock. Such incentive payment was subsequently increased to up to 60% of base salary by the Compensation and Stock Option Committee. Mr. O'Donnell is also eligible for additional payments in the discretion of the Compensation and Stock Option Committee, awarded in accordance with the terms of the Company's annual Executive Incentive Plan. The agreement also provided for the grant to Mr. O'Donnell of stock options, the grant and terms of which are contingent upon Mr. O'Donnell's purchase of certain amounts of Common Stock in the open market. Under the terms of the agreement, Mr. O'Donnell was also entitled to reimbursement of certain relocation expenses, and health, disability and life insurance benefits. The Company also has agreed to cause Mr. O'Donnell to be nominated as a director throughout the term of his employment. The employment agreement expired on July 26, 1997, but is renewable each year for a one-year term unless either party provides notice of termination. As of the date of this proxy statement, no such notice of termination has been received by either party.

         Upon any event of earlier termination of the agreement, Mr. O'Donnell is entitled to receive his base salary through the date of termination. In the event of Mr. O'Donnell's death or "disability" (as defined in the agreement), he is entitled to receive his base salary for an additional year from the date of termination, except that payments for the additional year will be offset by certain Company-sponsored insurance benefits payable during such period, plus any pro rated incentive payment under the Company's annual Executive Incentive Plan to which he may be entitled. In the event that Mr. O'Donnell's employment is terminated by the Company without "cause" (as defined in the agreement) or by Mr. O'Donnell due to the Company's "substantial breach" (as defined in the agreement), Mr. O'Donnell is entitled to receive his base salary for the number of months he was employed by the Company plus six months, but for no more than 18 months total, except that if the Company terminates the agreement for "cause" in writing and makes a lump-sum payment of $50,000 to Mr. O'Donnell, then the total number of months is 12 unless the termination occurs prior to the date six months from the date of written notice and payment, in which event the number of months is set at 18. Mr. O'Donnell is also entitled to receive any pro rated incentive payment to which he may be entitled and reimbursement of expenses of outplacement-related services up to $45,000. In the event of the Company's termination of the agreement without "cause", or termination of the agreement by Mr. O'Donnell due to the Company's "substantial breach", following a "change of control" (as defined in the agreement), Mr. O'Donnell is entitled to receive a lump-sum payment equal to the lesser of (a) the product of the sum of his base salary and the amount of his last incentive payment multiplied by two and (b) the maximum amount that would be permitted without the imposition of certain taxes, or the loss of certain tax deductions, under the Internal Revenue Code of 1986, as amended, within 10 days from the date of termination.

         Richard J. Thompson, Vice President-Finance, Chief Financial Officer and Secretary of the Company, entered into a letter agreement with the Company on April 28, 1994, which provides that if Mr. Thompson's employment is terminated without "cause" (as defined in the agreement), or if he resigns within 30 days after a substantial reduction in his responsibilities, duties or compensation, Mr. Thompson shall be entitled to receive an amount equal to his annual base salary plus any incentive payment he may have earned, as well as insurance and other employee benefits, for a period of 12 months from termination. Such payments are payable to Mr. Thompson as they would have been paid had his employment continued without termination. The agreement further provides that upon such termination all stock options previously granted to Mr. Thompson shall remain outstanding until the 90th day following the 12-month period during which he is entitled to receive post-termination compensation, except that options granted under the 1981 Stock Option Plan shall be reissued under the Performance Plan at an exercise price equal to the closing price of the Common Stock as of the date of the agreement, and the Company will compensate Mr. Thompson for any loss caused by such repricing. The agreement further provides that Mr. Thompson is eligible for the compensation described therein following his execution of a release of the Company from all claims he may have against the Company, its officers and directors.

         Certain options granted to the Named Executives become immediately exercisable in the event of a "change of control" or if a Named Executive's employment is terminated within six months after a "change of control" of the Company pursuant to the terms of the option plan under which the options were granted.

                     COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation and Stock Option Committee (the "Committee") of the Company's Board of Directors is comprised of three individuals, each of whom is an Outside Director. The Committee is responsible for establishing the overall philosophy of the Company's executive compensation program and overseeing the executive compensation plans developed to execute the Company's compensation strategy.

THE COMPANY'S EXECUTIVE COMPENSATION STRATEGY

         The Company's executive compensation program has been designed to promote stockholder interests and to:

/bullet/     Link key executives' compensation to Company business objectives;

/bullet/ Reward teamwork and individual performance for achieving annual business results;

/bullet/ Provide motivation to key executives to excel by offering competitive incentive and total compensation;

/bullet/ Promote human resources goals to attract, hire and retain quality talent; and

/bullet/ Balance short and long-term considerations through compensation for achievement of annual goals that are consistent with long-term objectives.

         It is the Company's intention to ensure that all compensation paid to its executives is tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Although Section 162(m) of the Code imposes limits on deductibility for compensation to certain executives exceeding $1 million per year, the Company does not currently anticipate any limitations of this deduction.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

         The Company's executive compensation program includes two principal elements: annual cash compensation and long-term awards. The Company uses competitive survey data of companies in the technology industry with comparable revenue levels in assessing cash compensation and long-term awards.

         Annual cash compensation includes both base salaries and annual incentive awards pursuant to the Company's Executive Incentive Plan ("EIP"). Executives' base salaries are evaluated each year based upon an assessment of competitive market data of comparable companies, as discussed above. Subject to any applicable terms of any employment agreements, executives are eligible for adjustments in base salary based upon an assessment of individual performance and changes in principal job duties and responsibilities.

         Executives are eligible to receive annual incentive awards under the EIP. Each executive participating in the plan has a targeted annual incentive award, based upon competitive practice which represents a stated percentage of the executive's base salary. The performance of executives with corporate-wide responsibilities is evaluated based upon the achievement of corporate financial targets measured by the Company's net income and revenue growth. The performance of executives with divisional and/or subsidiary responsibility is evaluated based upon the achievement of divisional or subsidiary financial targets measured by management net income, revenue growth and cash flow. The financial targets for fiscal year 1997 were developed from the Company's annual planning process. The Committee reviews and approves the targets each year based upon fairness, degree of difficulty and reasonableness. Further, the Company must achieve a minimum net income performance threshold before corporate executives are entitled to receive a financial target payout under the EIP. For division/subsidiary participants, the division must achieve a minimum management net income performance threshold before division/subsidiary executives are entitled to receive a financial target payout under the EIP. There may be no incentive payout if the Company is not profitable.

         The maximum individual annual incentive award is two times the targeted annual incentive award. In addition, annual incentive awards are limited to no more than 10% of the Company's net income, excluding extraordinary items, before total after-tax cost of the aggregate executive annual incentive payout, unless otherwise approved by the Committee and Board of Directors.

         Long-term incentive compensation included payments under the Performance Plan. The Performance Plan permits the Company to grant stock options to selected executives at a price no less than the fair market value of the Common Stock on the date of grant.

         Each year the Committee reviews and approves annual salaries, annual incentive awards, grants of long-term incentives and the performance targets and criteria established for both the annual and long-term incentive plans. In addition, the Committee reviews the performance of the Company and its divisions and subsidiaries and exercises the final authority in approving the payout of executive incentive awards. The Committee has engaged executive compensation consultants and used competitive compensation data.

         In the beginning of fiscal year 1997, the Committee reviewed and approved the financial targets to be included in the fiscal year 1997 EIP for the Chief Executive Officer and the Company's executives. Based upon the Committee's review of the Company's performance by the Chief Executive Officer and the Company's other executives following conclusion of the 1997 fiscal year, the Company granted awards to the Chief Executive Officer and such executives under the 1997 EIP based on the attainment of Company and divisional objectives.

         Based upon assessments of individual performance, the Company awarded an increase in base salary in fiscal year 1997 to Messrs. Thompson, DeBartelo and Aebli.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. O'Donnell's base salary during fiscal year 1997 was increased to $380,000. The base salary of Mr. O'Donnell was based upon an assessment of competitive market data of comparable companies, as described above. Mr. O'Donnell received an annual incentive award of $409,117 under the 1997 EIP based on attainment of Company's financial results during fiscal year 1997. On May 8, 1997, the Company, pursuant to the EIP, granted Mr. O'Donnell a non-qualified stock option to purchase 74,000 shares of Common Stock at an exercise price of $18.00 per share, exercisable as follows: (i) 50% vesting upon the closing price of a share of Common Stock being equal to $22.50 for 20 of 30 consecutive trading days, (ii) 100% vesting upon the closing price of a share of Common Stock being equal to $27.00 per share for 20 of 30 consecutive trading days, and (iii) to the extent not previously exercisable, 100% on May 8, 2004.

MEMBERS OF THE COMPENSATION AND STOCK OPTION COMMITTEE:

      Phillip A. O'Reilly, Chairman
      Bert Sager
      Lewis Solomon

                             STOCK PERFORMANCE GRAPH

         The line graph below compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock, over the most recent five-year period up to and including January 2, 1998, with the cumulative total return of companies on the Russell 2000(R) Index and the S&P(R) SmallCap Electrical Equipment Index (the "Electrical Equipment Index"), a published line-of-business index. In light of the Company's continued focus on its power conversion business, the Electrical Equipment Index was selected by the Company because the Company believes the Electrical Equipment Index provides a meaningful comparison to the Company's performance.

                             CUMULATIVE TOTAL RETURN
            Based on reinvestment of $100 beginning December 31, 1992

$800
$750
$700
$650
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
 $50
  $0

Dec-92        Dec-93       Dec-94      Dec-95      Dec-96         Dec-97


                     COMPUTER PRODUCTS INC. - - RUSSELL 2000 - - - S&P SMALLCAP ELECTRICAL EQUIPMENT
                                                     INDEX

                               DEC-92    DEC-93     DEC-94         DEC-95     DEC-96     DEC-97
                               ------    ------     ------         ------     ------     ------
Computer Product Inc.           $100       $80       $117           $400       $678       $787

Russell 2000                    $100      $119       $117           $150       $175       $214

S&P SmallCap Eletrical          $100      $127       $148           $166       $211       $260
Equipment Index

         PROPOSAL II: APPROVAL OF THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "ARTESYN TECHNOLOGIES, INC."

         Following the Merger, the Company's Board of Directors determined that it would be beneficial to change its name to better reflect the expanded range and global reach of the Company's product line. The Company chose the name "Artesyn Technologies, Inc." which is a combination of the words artisan and synthesis. Since the Effective Date, the Company has been conducting business under such name. The Board of Directors of the Company believes that following the Merger the name Artesyn Technologies, Inc. better reflects the strength of the combined companies. Accordingly, the Board of Directors has adopted an amendment to the Company's Articles of Incorporation which it is presenting for approval by the Company's shareholders at the Meeting. The text of such amendment is as follows:

         "Article I to the Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

         "'The name of the corporation is Artesyn Technologies, Inc.'"

         The affirmative vote of holders of a majority of the Company's outstanding shares is required for approval of the amendment to the Company's Articles of Incorporation in order to change the name of the Company.

         The Board of Directors unanimously recommends a vote "FOR" the adoption of Proposal II.

                              INDEPENDENT AUDITORS

         Pursuant to a recommendation of the Audit Committee, the Board of Directors has selected and retained the firm of Arthur Andersen LLP to act as independent certified public accountants for the Company for the fiscal year ending January 1, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, to have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions. Arthur Andersen LLP was retained as the Company's independent certified public accountants beginning in March 1991.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting, other than as described above. If any other matter or matters are properly brought before the Meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying form of proxy to vote proxies on such matters in accordance with their judgment.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Any proposal which is intended to be presented by any stockholder for action at the 1999 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434, not later than November __, 1998 in order for such proposal to be considered for inclusion in the Proxy Statement and form of Proxy relating to the 1999 Annual Meeting of Stockholders.

                               By Order of the Board of Directors

                               RICHARD J. THOMPSON
                               Secretary

Dated: March __, 1998

                                                                 PELIMINARY COPY

                             COMPUTER PRODUCTS, INC.
               PROXY FOR ANNUAL MEETING TO BE HELD ON MAY 6, 1998

                 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

         The undersigned stockholder(s) of COMPUTER PRODUCTS, INC., a Florida corporation (the "Company"), hereby constitute(s) and appoint(s) Phillip A. O'Reilly and Bert Sager and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida, on May 6, 1998 at 10:00 A.M. (local time), and any adjournment(s) thereof, all of the shares of stock which the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the Meeting.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AT THE PROXIES' DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

             (Continued and to be signed and dated on the reverse side.)

1.   ELECTION OF DIRECTORS

FOR all nominees          WITHHOLD AUTHORITY      *EXCEPTIONS
listed below              to vote for all
                          nominees listed
                          below

    [  ]                             [  ]              [  ]

Nominees:   Edward S. Croft, III, Fred C. Lee, Lawrence J. Matthews,
            Joseph M. O'Donnell, Stephen A. Ollendorff, Phillip A.
            O'Reilly, Bert Sager, A. Eugene Sapp, Jr., Ronald D.
            Schmidt, Lewis Solomon, John M. Steel

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the "EXCEPTIONS" box and write the nominee's name in the space below.)

*EXCEPTIONS _____________________________________________________

2. To approve an amendment to the Company's Articles of Incorporation in order to change the Company's name to "Artesyn Technologies, Inc."

      FOR    [  ]         AGAINST [  ]        ABSTAIN [  ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof and as set forth in Rule 14a- 4(c) of the Securities Exchange Act of 1934, as amended.

                              Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Dated________________________, 1998


                              ___________________________________
                                        Signature

                              ___________________________________
                                  Signature if held jointly

PLEASE MARK, SIGN, DATE AND        VOTES MUST BE INDICATED
RETURN THE PROXY CARD PROMPTLY     [X] IN BLACK OR BLUE INK [  ]
USING THE ENCLOSED ENVELOPE.